Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com

THE CORPORATE EXECUTIVE BOARD REPORTS
FIRST QUARTER EARNINGS OF $0.22 PER DILUTED SHARE

WASHINGTON, D.C. (April 23, 2003) — The Corporate Executive Board Company (CEB) (NASDAQ/NM:EXBD) today announced financial results for the first quarter ended March 31, 2003. Revenues for the first quarter increased 27.7% to $47,283,000 from $37,023,000 for the first quarter of 2002. Net income rose 40.5% to $8,336,000 from $5,931,000. Earnings per diluted share for the latest quarter were $0.22, up 37.5% from $0.16 for the comparable period in 2002. The Company has discontinued reporting pro forma financial results as of the first quarter of 2003 as the impact of stock option and related expenses on the financial results is no longer material.

Jay McGonigle, Chairman and CEO of the Corporate Executive Board commented, “We are very pleased with our first-quarter results and continued strong performance in a difficult economy. We achieved our stated target of 25%-plus revenue growth and experienced strong performance across our product range. All of our key growth metrics were on track in the quarter. The cross-sell ratio – the average number of subscriptions per member institution – rose to 2.74 from 2.50 at this time last year. New institution growth was also healthy, with Benjamin Moore & Co., CANAL+, Fisher-Price, J. Walter Thompson, the National Football League, Princeton University and Sealy Corporation all joining their first CEB programs. Continued success with our four new programs launched in 2002 — for heads of Market Research, IT Infrastructure, Training and Benefits — as well as the HR Measurement Lab launched in Q1 of 2003, also contributed to our strong revenue and contract value growth. The operating margin increased to 25.3% as a result of the operating leverage inherent in our business model.

“Our network of over 1,900 large companies, our focus on senior executives across multiple functions, and our ability to help them with their most urgent challenges, decisions and research needs continue to underpin this success. CEB remains the most cost-effective alternative for senior executives seeking the information they need to make better, faster decisions and avoid ‘reinventing the wheel’.”

Share Repurchase

During the first quarter of 2003, the Company repurchased 405,052 shares of its common stock at a total cost of approximately $13,398,000. Repurchases will continue to be made in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company is funding its share repurchases with cash on hand and cash generated from operations. At March 31, 2003 the Company had $245,787,000 in cash and marketable securities and no debt.

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EXBD Announces First-Quarter Results

April 23, 2003

Outlook for 2003

The following statements summarize the Company’s guidance for 2003.

The Company reiterated comfort with its target for annual growth in revenues of a minimum of 25% and continued modest expansion in the operating margin within its target annual range of 25 - 30%. As in the past, the operating margin may fluctuate on a quarterly basis. The Company expects a quarterly revenue distribution of approximately $49.7 million for the second quarter, $51.4 million for the third quarter and $55.2 million for the fourth quarter of 2003.

For 2003, the Company expects other income of approximately $7.5 million to $7.9 million, an effective income tax rate of approximately 39.4% and diluted weighted shares outstanding of approximately 38.3 million to 38.8 million.

The Company remains comfortable with earnings per diluted share of $0.24 for the second quarter, $0.25 for the third quarter, and $0.28 for the fourth quarter which, combined with the earnings per diluted share of $0.22 for the first quarter, will bring full year earnings per diluted share guidance to $0.99.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by the important factors, among others, set forth below and in CEB’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, our inability to know in advance if new products will be successful, difficulties we may experience in anticipating market trends, our need to attract and retain a significant number of highly skilled employees, restrictions on selling our products and services to the health care industry, continued consolidation in the financial institutions industry, which may limit our business with such companies, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to litigation related to our content, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, and possible volatility of our stock price. These factors are discussed more fully in the 2002 annual report on Form 10-K that we filed with the Securities and Exchange Commission on February 28, 2003. The forward-looking statements in this press release are made as of April 23, 2003, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 1,900 of the world’s largest and most prestigious corporations, including over 70% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 225,000 corporate best practices.

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EXBD Announces First-Quarter Results

April 23, 2003

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,

	2003	2002

Revenues	$47,283	$37,023
Net income	$8,336	$5,931
Basic earnings per share	$0.22	$0.17
Diluted earnings per share	$0.22	$0.16
Weighted average shares outstanding:
Basic	37,223	35,538
Diluted	37,878	37,130

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EXBD Announces First-Quarter Results

April 23, 2003

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Financial Highlights
(in thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended
	Growth	March 31,
	Rates	2003	2002

Operating Statistic
Contract Value (1) (at period end)	27.1%	$182,264	$143,424
Financial Highlights
Revenues	27.7%	$47,283	$37,023
Cost of services		16,118	13,517

Gross profit		31,165	23,506
Member relations and marketing		12,387	9,108
General and administrative		5,330	4,221
Depreciation		1,356	1,204
Stock option and related expenses		111	623

Income from operations	43.5%	11,981	8,350
Other income, net		1,775	1,217

Income before provision for income taxes		13,756	9,567
Provision for income taxes		5,420	3,636

Net income	40.5%	$8,336	$5,931

EPS-basic		$0.22	$0.17
EPS–diluted	37.5%	$0.22	$0.16
Weighted average shares outstanding
Basic		37,223	35,538
Diluted		37,878	37,130
Percentages of Revenues
Gross profit		65.9%	63.5%
Member relations and marketing		26.2%	24.6%
General and administrative		11.3%	11.4%
Income from operations		25.3%	22.6%
Net income		17.6%	16.0%

(1)	We define“Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

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EXBD Announces First-Quarter Results

April 23, 2003

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED BALANCE SHEETS
(in thousands)

	March 31, 2003	Dec. 31, 2002

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$96,232	$71,346
Marketable securities	10,816	17,030
Membership fees receivable, net	21,247	50,356
Deferred income taxes, net	28,250	28,806
Deferred incentive compensation	4,458	4,974
Prepaid expenses and other current assets	6,521	3,668

Total current assets	167,524	176,180
Deferred income taxes, net	30,548	30,920
Marketable securities	138,739	137,565
Property and equipment, net	15,042	14,916

Total assets	$351,853	$359,581

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$12,727	$12,549
Accrued incentive compensation	5,213	9,660
Deferred revenues	111,538	121,415

Total current liabilities	129,478	143,624
Other liabilities	2,713	2,600

Total liabilities	132,191	146,224
Stockholders’ equity	219,662	213,357

Total liabilities and stockholders’ equity	$351,853	$359,581

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EXBD Announces First-Quarter Results

April 23, 2003

THE CORPORATE EXECUTIVE BOARD COMPANY
STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,336	$5,931
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	1,356	1,204
Deferred income taxes	5,420	3,636
Amortization of marketable securities premiums, net	422	251
Changes in operating assets and liabilities:
Membership fees receivable, net	29,109	22,914
Deferred incentive compensation	516	742
Prepaid expenses and other current assets	(2,853)	(601)
Accounts payable and accrued liabilities	63	(3,152)
Accrued incentive compensation	(4,447)	(2,320)
Deferred revenues	(9,877)	(7,864)
Other liabilities	113	178

Net cash flows provided by operating activities	28,158	20,919

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(1,482)	(1,105)
Maturity (purchase) of marketable securities, net	4,001	(1,100)

Net cash flows provided by (used in) investing activities	2,519	(2,205)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	7,326	11,158
Proceeds from the issuance of common stock under the employee stock purchase plan	166	157
Purchase of treasury shares	(13,398)	—
Reimbursement of common stock offering costs	175	300
Payment of common stock offering costs	(60)	(98)

Net cash flows provided by (used in) financing activities	(5,791)	11,517

NET INCREASE IN CASH AND CASH EQUIVALENTS	24,886	30,231
Cash and cash equivalents, beginning of period	71,346	48,271

Cash and cash equivalents, end of period	$96,232	$78,502

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